UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2024

COSMOS HEALTH INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 AGIOU GEORGIOU, Pilea, Thessaloniki, Greece	55438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.001 par value	COSM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 28, 2023, Cosmos Health Inc. (the “Company”) entered into a warrant exchange agreement (the “Warrant Exchange Agreement”) with one holder (the “Holder”) of certain of the Company’s outstanding warrants issued on July 21, 2023 and December 21, 2022 (the “Existing Warrants”), pursuant to which the Holder received new warrants (the “December 2023 New Warrants”) to purchase up to an aggregate of 4,874,126 shares of common stock, par value $0.001 per share (the “New Warrant Shares”), equal to 200% of the 2,437,063 shares of common stock issuable pursuant to the exercise of the Existing Warrants, in consideration for exercising for cash any and all of such Existing Warrants.

On September 26, 2024, pursuant to an offer to exercise the existing December 2023 New Warrants from the Company to the Holder (the “Inducement Offer”), the Holder and the Company agreed that:

•

the Holder will receive new warrants (the “2024 New Warrants”) to purchase up an aggregate of 9,748,252 shares (the “New Warrant Shares”) of common stock, par value $0.001 per share, equal to 200% of the 4,874,126 New Warrant Shares issued to the Holder on December 28, 2023;

•

In consideration of the issuance of the 2024 New Warrants, pursuant to the Inducement Offer and the Company’s agreement that the December 2023 New Warrants, which were issued more than six (6) months ago, may be exercised without receipt of Stockholder Approval (as defined in the December 2023 New Warrants), the Holder will pay to the Company the reduced exercise price of $0.8701 per share;

•	In consideration for exercising the December 2023 New Warrants, the Company will issue to the Holder:

(i)

new unregistered Series A common stock purchase warrants (the “Series A Warrants”), to purchase up to a number of shares (the “Series A Warrant Shares”) of common stock, equal to 100% of the number of New Warrant Shares, and

(ii)	new unregistered Series B common stock purchase warrants (the “Series B Warrants”) to purchase up to a number of shares of common stock, equal to 100% of the number of New Warrant Shares.

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The Series A Warrants will be exercisable at any time on or after the Stockholder Approval Date (as defined in the 2024 New Warrants), and have a term of exercise of five (5) years from the Stockholder Approval Date. The Series B Warrants will be exercisable at any time on or after the Stockholder Approval Date (as defined in the 2024 New Warrants), and have a term of exercise of eighteen (18) months from the Stockholder Approval Date. The 2024 New Warrants will have an exercise price per share equal to $0.95, a premium to the closing price of $0.8701 of the Company’s common stock on September 26, 2024.

In connection with the Inducement Offer, A.G.P./Alliance Global Partners (“AGP”) has acted as financial advisor.

The foregoing summaries of the 2024 New Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the Form of Series A Warrant, the Form of Series B Warrant, and the Form of Inducement Offer Letter, attached as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information contained above under Item 1.01 of this Current Report on Form 8-K in relation to the 2024 New Warrants is incorporated herein by reference. The issuance of the 2024 New Warrants is being made in reliance upon the exemption from registration provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. AGP acted as financial advisor and will be paid 6% of the gross proceeds raised by the Company in this transaction plus legal expenses.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number

4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
10.1	Form of Inducement Offer Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HEALTH INC.

Date: September 27, 2024	By:	/s/ Georgios Terzis
Georgios Terzis
Chief Financial Officer

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